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                                                                   EXHIBIT 10.42

                                 PROMISSORY NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT COVERING THE TRANSFER OF THE SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

$7,500,000                                             Sunnyvale, California
                                                              December 27, 1999
         FOR VALUE RECEIVED, the undersigned, Scios Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Chiron Corporation, a Delaware corporation ("Chiron"), the principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000), including interest as hereinafter provided. The entire balance of outstanding principal and accrued and unpaid interest shall be paid in full December 31, 2006, unless the loan has been earlier forgiven as provided below.

         Interest shall accrue on the unpaid balance of the principal amount at the rate of 8.5% compounded annually on the anniversary date of this Note and calculated on the basis of a 360-day year and the number of days actually elapsed with respect to the outstanding balance from time to time. Interest may be paid from time to time as Scios elects or deferred until the principal is paid in full. Accrued interest, together with all outstanding principal shall be due and payable as set forth in the preceding paragraph.

         Principal, interest and all other amounts due under this Note shall be payable by wire transfer in accordance with the wire transfer instructions provided by Chiron, or by such other means as the holder of this Note may from time to time designate in writing to the Borrower.

         The Borrower shall have the right, at any time, to prepay all or any part of the outstanding principal amount without premium or penalty; provided, however, that all payments hereunder shall first be applied to accrued and unpaid interest and thereafter to principal.

         The Borrower hereby waives presentment, demand, notice, protest and other demands and notices in connection with the delivery, acceptance or enforcement of this Note.

         No delay or omission on the part of the holder of this Note in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note, and a waiver, delay or omission on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

         The Borrower hereby agrees to pay on demand all reasonable costs and expenses, including, without limitation, attorneys' fees and legal expenses, incurred or paid by the holder of this Note in enforcing this Note on default.

                                                                              1.
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         Upon receipt by the Borrower of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and indemnity satisfactory to the Borrower (in the case of loss, theft or destruction) or cancellation of the Note (in the case of mutilation), the Borrower will make and deliver to Chiron a new Note of like tenor and principal amount and dated as of the date to which interest has been paid on the unpaid principal balance hereunder.

         The following events are the Events of Default under this Note:

         (a) Scios shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (ii) apply for or consent to the appointment of a receiver, trustee, custodian, or similar official for Scios or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally, to pay its debts as they become due, or (vii) take corporate action for the purpose of effecting any of the foregoing;

         (b) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Scios' or of a substantial part of its property or assets under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, or similar official for Scios or for a substantial part of its property, or (iii) the winding-up or liquidation of Scios; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) days; and

         (c) this Note shall for any reason cease to be, or be asserted by Scios not to be, a legal, valid and binding obligation enforceable in accordance with its terms.

         Upon the happening of an Event of Default described in paragraph (a) or
(b) above, this Note shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Scios. Upon the happening of an Event of Default described in paragraph (c) above, and at any time thereafter during the continuance of such event, the holder of this Note may, by written or telegraphic notice to Scios, declare the Note to be forthwith due and payable, whereupon the principal of this Note, together with accrued interest thereon and other liabilities of Scios accrued hereunder, shall become due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Scios.

         The obligation of Scios represented by this Note shall be subordinate to all other debt or obligations of Scios regardless of the date that such other debt or obligation may be created. Chiron agrees to execute any document reasonably requested by Scios or another creditor of Scios to evidence the subordination of this Note to other obligations of Scios.

                                                                              2.
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         This Note shall be deemed to be under seal, and all rights and obligations hereunder shall be governed by the laws of the State of California.

         This Note, including all outstanding principal and accrued and unpaid interest, shall automatically be forgiven and Scios shall have no further obligation of any kind to Chiron under this Note upon the granting of a New Drug Approval by the United States Food and Drug Administration ) prior to December 31, 2006 authorizing the marketing in the United States of any FGF Product (as defined in the FGF License and Technology Transfer Agreement).

AGREED:
SCIOS INC.                                CHIRON CORPORATION

         /s/ Richard B. Brewer                     /s/ James R. Sulat
By:                                       By:
   -----------------------------             -----------------------------------
         Richard B. Brewer                Name:    James R. Sulat
         President and CEO                Title:   Chief Financial Officer



                                                                              3.